UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2012

CHOICE HOTELS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 26, 2012, Choice Hotels International, Inc. issued a press release announcing earnings for the quarter ended March 31, 2012, and furnished a copy of that release as Exhibit 99.1 to a Current Report on Form 8-K, which was filed on April 27, 2012.   The final page of the press release contained a typographical error in reporting the Full -Year 2012 EBITDA Outlook range of $200 million - $300 million.  The EBITDA outlook range for full-year 2012 should have been reported as
$200 million - $203 million, as was indicated in the text of the press release in the second sentence under the heading “Outlook for 2012."

This amendment is being filed to make this correction.  Other than correcting the aforementioned typographical error, all other information included in the original Form 8-K is unchanged.

Furnished herewith as Exhibit 99.1 is a copy of the corrected press release that was released on April 26, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1—Press Release issued by Choice Hotels International, Inc. dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:June 1, 2012	/s/ David L. White
David L. White Senior Vice President, Chief Financial Officer & Treasurer